EXHIBIT 21

SUBSIDIARIES OF PHOTRONICS, INC.

State or Jurisdiction of Incorporation or Organization

Align-Rite International, Inc.	(California, USA)
Align-Rite Corporation	(Nevada, USA)
Align-Rite, Inc.	(Florida, USA)
Align-Rite International, Ltd.	(United Kingdom)
Photronics (Wales) Limited	(United Kingdom)
Photronics, B.V.	(Netherlands)
Photronics (Heilbronn) GmbH (in liquidation)	(Germany)
Beta Squared, Inc.	(Connecticut, USA)
Beta Squared I, LLC	(Delaware, USA)
Beta Squared I, LP (1)	(Texas, USA)
Photronics Arizona, Inc.	(Arizona, USA)
Photronics California, Inc.	(California, USA)
Photronics Connecticut, Inc.	(Connecticut, USA)
Photronics Investment Services, Inc.	(Nevada, USA)
Photronics Oregon, Inc.	(Oregon, USA)
Photronics Texas, Inc.	(Texas, USA)
Photronics Texas I, LLC	(Delaware, USA)
Photronics Texas I, LP (2)	(Texas, USA)
Photronics-Toppan Texas, Inc.	(Texas, USA)
Photronics Texas II, LLC	(Delaware, USA)
Photronics Texas II, LP (3)	(Texas, USA)
PLI Management Corporation	(Florida, USA)
Photronics MZD, GmbH	(Germany)
Photronics Hellas, S.A.	(Greece)
Photronics Imaging Technologies (Shanghai) Co., Ltd.	(China)
Photronics International Trading (Shanghai) Co., Ltd.	(China)
Photronics Luxembourg, S.a.r.l.	(Luxembourg)
Photronics Semiconductor Mask Corporation (4)	(Taiwan, R.O.C.)
Photronics Services, S.A.	(Switzerland)
Photronics Singapore Pte, Ltd.	(Singapore)
Photronics UK, Ltd.	(United Kingdom)
Photronics France SAS (5)	(France)
PK Ltd. (6)	(Korea)
PKLT	(Taiwan)

Note:	Entities directly owned by subsidiaries of Photronics, Inc. are indented and listed below their immediate parent. Ownership is 100% unless otherwise indicated.

(1)	99.0% owned by Beta Squared I, LLC, and 1.0% owned by Beta Squared, Inc. (directly and indirectly, in the aggregate, wholly- owned by Photronics, Inc.).

(2)	99.0% owned by Photronics Texas I, LLC, and 1.0% owned by Photronics Texas, Inc. (directly and indirectly, in the aggregate, wholly-owned by Photronics, Inc.).

(3)	99.0% owned by Photronics Texas II, LLC, and 1.0% owned by Photronics Toppan-Texas, Inc. (directly and indirectly, in the aggregate, wholly-owned by Photronics, Inc.).

(4)	57.53% owned by Photronics, Inc.

(5)	99% owned by Photronics UK, Ltd., and 1% owned by Photronics MZD, GmbH (directly and indirectly, in the aggregate, wholly-owned by Photronics, Inc.).

(6)	79.98% owned by Photronics, Inc., and 19.71% owned by Photronics Singapore Pte Ltd.